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                                                                EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX) of our report dated February 11, 2003, included in the 2002 Annual Report to Shareholders of CSX.

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment thereto (Registration Nos. 33-2084, 333-60134, 333-84016 and 333-84016-01) and in each Form S-8 Registration
Statement or Post-Effective Amendment thereto (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-57029, 333-09213,
333-73429, 333-32008, 333-43382, 333-48896 and 333-66604) of our report dated
February 11, 2003, with respect to the consolidated financial statements of CSX incorporated by reference in this Annual Report (Form 10-K) for the fiscal year ended December 27, 2002.

Our audits also included Note 19 to the consolidated financial statements of CSX listed in Item 15(a). Note 19 is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion,
Note 19 to the consolidated financial statements referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Ernst & Young LLP

Jacksonville, Florida
February 24, 2003